Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Stock Incentive Plan of Joe’s Jeans Inc. of our report dated April 20, 2009, with respect to the consolidated financial statements and schedule of Joe’s Jeans Inc. included in its Annual Report (Form 10-K) for the year ended November 30, 2008, filed with the Securities and Exchange Commission on or about November 17, 2009.

/s/ Ernst & Young LLP

Los Angeles, California
November 17, 2009